Axitinib Implant (AR-14034) Overview February 2021 Exhibit 99.1

For Investor Use Important Information The information in this presentation does not contain all of the information that a potential investor should review before investing in Aerie shares. The descriptions of Aerie Pharmaceuticals, Inc. (the “Company” or “Aerie”) in this presentation are qualified in their entirety by reference to reports filed with the SEC. Certain information in this presentation has been obtained from outside sources or is anecdotal in nature. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information. Any discussion in this presentation of the potential use or expected success of AR-14034 is subject to regulatory approval. Aerie’s commercial or regulatory experience with Rhopressa, Rocklatan or any product candidate is in no way predictive of the potential success of AR-14034. The information in this presentation is current only as of its date and may have changed or may change in the future. We undertake no obligation to update this information in light of new information, future events or otherwise. We are not making any representation or warranty that the information in this presentation is accurate or complete. This presentation shall not constitute an offer to sell, nor a solicitation of an offer to buy, any of Aerie’s securities. Certain statements in this presentation, including any guidance or timelines presented herein, are “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “will,” “should,” “would,” “could,” “believe,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “targets,” “projects,” “potential” or similar expressions are intended to identify these forward-looking statements. These statements are based on the Company’s current plans and expectations. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. For example, uncertainties around the duration and severity of the current global COVID-19 pandemic including its possible impact on our clinical and commercial operations and our global supply chain could cause our actual results to be materially different than those expressed in our forward-looking statements. Any top line data presented herein is preliminary and based solely on information available to us as of the date of this presentation and additional information about the results may be disclosed at any time. In addition, any discussion in this presentation about preclinical activities or opportunities associated with our products or discussions involving the potential for our dry eye or retinal product candidates are preliminary and the outcome of any studies may not be predictive of the outcome of later trials and ultimate regulatory approval. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this presentation. Any statements regarding Aerie’s future liquidity, cash balances or financing transactions also constitute forward-looking statements as are discussions of the possibility of, or possible results of, any commercial transactions or collaborations. These risks and uncertainties are described more fully in the quarterly and annual reports that we file with the SEC, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such forward-looking statements only speak as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

For Investor Use 2019 U.S. Retinal Disease Market: Need for Reduced Injection Frequency, New MOAs Sources: Mixture of public information, IQVIA, Market-Scope and estimates – Feb 2020 Frequent intravitreal injections required to maintain vision gains Represents a significant burden for patients and physicians Only 2 drug classes approved for treatment of wAMD, DME (anti-VEGF, steroids) Not sufficient to fully address complex pathology that drives disease progression Opportunity for improved efficacy over current standards of care 2019 U.S. Sales: $6.8B Intravitreal (IVT) Injection

For Investor Use Aerie’s Proprietary Drug Delivery Platform for Retinal Disease – Predictable and Flexible Customizable drug elution, reproducible manufacturing Proprietary bio-erodible formulations, PRINT ® manufacturing Longer treatment duration, reduced injection frequency Enables once or twice per year IVT injections Greater diversity of drug targets via small molecule drugs Monoclonal antibodies limited to extracellular targets Potential across a broad range of molecules and a variety of polymers (or custom polymer combinations) uniquely designed to optimize delivery of the active molecule Highly predictive when translating from preclinical models to humans Efficient low-cost tool to achieve proof of concept PRINT® Platform

For Investor Use Aerie’s Proprietary Drug Delivery Technology: A Platform for Future Innovation Small Molecule Drug Candidates Proprietary Drug Delivery Technology Bio-erodible, sustained-release implant for intravitreal injection DSM PEA Polymer PLGA PRINT® Mfg wAMD DME RVO Dry AMD/GA Glaucoma Others Aerie Kinase Library Non-Aerie drug candidates

AR-14034 (Axitinib) Implant Opportunity 1. Market Scope Estimates 2020; http://market-scope.com/ Aflibercept Ranibizumab Bevacizumab Brolucizumab Axitinib For Investor Use 2019 IVT anti-VEGF worldwide market $13B; est. $22B by 20251 Current anti-VEGF pipeline dominated by longer duration products targeting injection every 4 - 6 months Significant value to healthcare system of longer duration therapies AR-14034 (axitinib) Implant offers multiple potential advantages vs. current and future products Duration: targeting once-per-year injection to treat a patient for up to 12 months Efficacy: potential for greater efficacy through broad inhibition of all VEGF receptor signaling (pan-VEGF inhibitor; blocks VEGF-A/B/C/D) Safety: proprietary polymer blend provides controlled drug release, avoids microparticles that can migrate to front of the eye AR-14034 is a development stage product candidate and is not approved by any regulatory agency.

Axitinib Is Preferred Small Molecule for VEGF Inhibition Pan-VEGF receptor inhibitor (inhibits all isoforms of VEGF-R) Approved for systemic use in 2012 for the treatment of renal cell carcinoma Higher potency and less off-target activity than other small molecule inhibitors Most selective For Investor Use McTigue M, et al. Proc Natl Acad Sci U S A. 2012 Nov 6;109(45):18281-9. Compound IC50 (nM) IC90 (nM) Axitinib 65 ±43 124 ±62 Sunitinib 676 ±500 1901 ±1103 Choroid Sprouting Assay Kinase Selectivity Assay Data on File AR-14034 is a development stage product candidate and is not approved by any regulatory agency.

Axitinib Implant: Results Support Up to 12 Months Duration in Clinic Proprietary polymer blend produces optimal drug elution profile Maintains high elution rate over time Drug release rate in rabbits predicts up to 12-months duration (once a year injection) in clinic Aerie rabbit data accurately predicted AR-1105 6-month duration in clinic Time Percent drug released In vitro In rabbits Day 14/16 10% 6-9% Day 29/31 17% 14% Month 5 60% 50-60% In vitro: In vivo Comparison For Investor Use Cumulative Drug Release In Vitro IND filing planned for 2H 2022 Data on File AR-14034 is a development stage product candidate and is not approved by any regulatory agency.